EXHIBIT 99.3

Pinnacle Systems Reports Financial Results for the Fourth Quarter Of Fiscal 2000

MOUNTAIN VIEW, Calif, July 25/PRNewswire/ -- Pinnacle Systems, Inc.(Nasdaq:PCLE) today announced financial results for the fourth quarter of fiscal 2000, which ended June 30, 2000.

Net sales for the fourth quarter of fiscal 2000 were $63,712,000 compared to $47,506,000 in the same quarter last fiscal year. Net income, including acquisition-related charges*, for the fourth quarter of fiscal 2000 was a loss of $2,261,000, or $.05 per diluted share. Net income, excluding acquisition-related charges*, for the fourth quarter of fiscal 2000 was $3,439,000, or $.06 per diluted share.

Net sales for fiscal 2000 were a record $237,967,000 compared to $159,098,000 in fiscal 1999. Net income, including acquisition-related charges*, for the fourth quarter of fiscal 2000 was $7,587,000, or $.14 per diluted share. Net income, excluding acquisition-related and one time charges*, for fiscal 2000 was $27,013,000, or $.50 per diluted share.

Pinnacle Systems also announced that its Board of Directors has authorized a stock repurchase program pursuant to which the Company may purchase up to 3,000,000 shares of its Common Stock in the open market from time to time.

According to Pinnacle Systems' President and Chief Executive Officer, Mark Sanders, "Net sales in fiscal 2000 increased 50% over fiscal 1999, and sales during the fourth quarter of fiscal 2000 increased 34% over the same quarter last year. Nonetheless, this was below our expectations for the quarter, impacting our profitability. The fourth quarter was particularly back-end loaded and a significant amount of business closed in the last week on terms less favorable than expected. The resulting sales shortfall and compressed margins became apparent after the end of the quarter. However, we believe the fundamentals of our business continue to be sound, and the markets we serve offer exceptional growth prospects for the future, especially as broadband networks and full-quality video over the Internet become widely available. To take better advantage of these opportunities, we are in the process of re-organizing our business groups in a way that should make them more efficient, focused and accountable."

*Acquisition-related charges in the fourth quarter of fiscal 2000 include $6,543,000 in amortization of acquisition-related intangible assets and $400,000 in acquisition related in-process research and development expenses. The net income calculation, excluding acquisition related charges, uses an 18% tax rate for the fourth fiscal quarter and a 19% rate for fiscal 2000. Acquisition-related and one-time charges for fiscal 2000 includes $18,382,000 in amortization of acquisition-related intangible assets, $3,500,000 in acquisition related in-process research and development expense, plus $2,102,000 in costs associated with a legal settlement.

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's expected results for the fourth quarter and fiscal 2000. The forward-looking statements are based upon current information and expectations regarding Pinnacle Systems and its subsidiaries. These estimates and statements are made as of today, do not guarantee future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these forward-looking statements. About Pinnacle Systems, Inc.

Pinnacle Systems' broadcast, desktop, and consumer products provide video professionals and consumers cutting-edge digital video tools to create, store, distribute and view web enabled digital video easier and more affordably than ever before. Pinnacle Systems may be reached at 650-526-1600 or on the World Wide Web at www.pinnaclesys.com.

                     PINNACLE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (UNAUDITED, In thousands)

                                                         June 30,       June 30,
                                                           2000           1999
                   Assets

Current assets:
  Cash and investments                                 $  82,145      $  88,978
  Accounts receivable, trade net                          55,072         35,449
  Inventories                                             36,824         22,221
  Deferred income taxes                                   17,103         10,653
  Prepaid expenses & other assets                          4,100          2,500
                                                         195,244        159,801
Property and equipment, net                               16,143         10,809
Goodwill and other intangibles                           109,810         25,503
Other assets                                               1,602            356
                                                       $ 322,799      $ 196,469

     Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable                                     $  22,422      $  12,744
  Accrued expenses                                        27,301         14,530
  Income taxes                                            13,456          2,936
  Total liabilities                                       63,179         30,210
Shareholders' equity:
  Common stock                                           257,496        169,078
  Retained earnings (accumulated deficit)                  7,198           (389)
  Accumulated other comprehensive loss                    (5,074)        (2,430)
    Total shareholders' equity                           259,620        166,259
                                                       $ 322,799      $ 196,469

                     PINNACLE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (UNAUDITED, In thousands, except per share data)
                                                      Three Months Ended         Year Ended
                                                            June 30,              June 30,
                                                       2000         1999       2000       1999
Net sales                                            $ 63,712    $ 47,506    $237,967   $159,098
Cost of sales                                          32,898      22,371     113,573     74,022
  Gross profit                                         30,814      25,135     124,394     85,076
Operating expenses:
  Engineering and product development                   8,106       5,201      27,767     16,137
  Sales and marketing                                  15,882      10,616      56,126     38,871
  General and administrative                            3,476       1,776      10,554      6,840
Acquisition expenses and one-time charges
  Legal settlement                                       --          --         2,102       --
Amortization of goodwill and other intangibles          6,543       1,095      18,382      2,289
In process research and development                       400        --         3,500      6,579
  Total operating expenses                             34,407      18,688     118,431     70,716
  Operating income (loss)                              (3,593)      6,447       5,963     14,360
Interest income and other, net                            839       1,332       3,403      4,742
  Income before income taxes                           (2,754)      7,779       9,366     19,102


Income tax expense (benefit)                             (493)     (1,599)      1,779        666
  Net income (loss)                                  $ (2,261)   $  9,378    $  7,587   $ 18,436


Net income (loss) per share
  Basic                                              $  (0.05)   $   0.21    $   0.16   $   0.43
  Diluted                                            $  (0.05)   $   0.19    $   0.14   $   0.39


Shares used to compute net income (loss) per share
  Basic                                                50,129      45,160      48,311     42,780
  Diluted                                              50,129      50,654      55,442     46,966

Pro-forma net income per share (excluding
  acquisition expenses and one-time charges)         $   0.06    $   0.14    $   0.50   $   0.48


/CONTACT: Paulien Ruijssenaars of Pinnacle Systems, Inc., 888-484-3366, or paulien@pinnaclesys.com, or investors, ir@pinnaclesys.com/